ADVISORY - Manaris Corporation to Host Investor Day in Montreal

Montreal, CANADA - (June 5, 2006) -Manaris Corporation (OTCBB: MANS) (FRANKFURT WKN: 255471) today announces that it will hold an Investor Day today, Monday, June 5, 2006. Its President and CEO, John Fraser, Avensys President and CEO, Martin D’Amours and C-Chip Technologies (North America) President and CEO, Claude Arbour will make presentations to the attendees at both its Avensys and C-Chip facilities in Montreal. Presentations commence at 10:30 AM and conclude at 4:00 PM and will include a demonstration of C-Chip’s Credit Chip 200G GSM functionality.

Interested parties can access the presentations via the Company’s website at: www.manariscorp.com.

About Manaris Corporation: Manaris Corporation, through its two wholly-owned subsidiaries, offers risk mitigation solutions. C-Chip Technologies (North America) specializes in the high-tech sector of the security industry, offering technology that allows business users to efficiently access, control, manage and monitor remote assets at low costs. Avensys enables businesses to monitor different types of environments, including air, soil and water, as well as buildings and materials. Avensys also produces fiber optic components and sensors. For more information please visit www.manariscorp.com.

For further information contact

Manaris Corporation
John Fraser
President and CEO
(514) 337 2447

Linda Farha
Zenergy Communications
(514) 273-4034
Linda@zenergycom.com